Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Variable Insurance Trust of our reports dated February 21, 2023 relating to the financial statements and financial highlights, of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 19, 2023

Appendix A
Fund Name	Fund Name
500 Index Trust	Lifestyle Growth Portfolio
Active Bond Trust	Lifestyle Moderate Portfolio
American Asset Allocation Trust	Managed Volatility Balanced Portfolio
American Global Growth Trust	Managed Volatility Conservative Portfolio
American Growth Trust	Managed Volatility Growth Portfolio
American Growth–Income Trust	Managed Volatility Moderate Portfolio
American International Trust	Mid Cap Growth Trust
Blue Chip Growth Trust	Mid Cap Index Trust
Capital Appreciation Trust	Mid Value Trust
Capital Appreciation Value Trust	Money Market Trust
Core Bond Trust	Opportunistic Fixed Income Trust
Disciplined Value International Trust	Real Estate Securities Trust
Emerging Markets Value Trust	Science & Technology Trust
Equity Income Trust	Select Bond Trust
Financial Industries Trust	Short Term Government Income Trust
Fundamental All Cap Core Trust	Small Cap Index Trust
Fundamental Large Cap Value Trust	Small Cap Opportunities Trust
Global Equity Trust	Small Cap Stock Trust
Health Sciences Trust	Small Cap Value Trust
High Yield Trust	Small Company Value Trust
International Equity Index Trust	Strategic Equity Allocation Trust
International Small Company Trust	Strategic Income Opportunities Trust
Investment Quality Bond Trust	Total Bond Market Trust
Lifestyle Balanced Portfolio	Total Stock Market Index Trust
Lifestyle Conservative Portfolio	Ultra Short Term Bond Trust